Exhibit 102
PROMISSORY NOTE

May 31, 2007
$414,996.00

FOR VALUE RECEIVED, Xfone USA, Inc. ("Debtor"), promises to pay to the order of Embarq Logistics, Inc. ("Embarq") by wire transfer at Citibank, 388 Greenwich St., New York, NY 10013, ABA# 021 000 089, Account # 0000-1345, or at such other place as Embarq designates in writing from time to time, the principal sum of FOUR HUNDRED FOURTEEN THOUSAND NINE HUNDRED NINTY-SIX AND 00/100 DOLLARS ($414,996.00).  The principal is payable in 6 consecutive monthly installments of $69,166.00 each, beginning on June 30, 2007 and on the 30th of each month until fully paid on November 30, 2007.

    Debtor must remit all payments owing under this Note in U.S. Dollars so that Embarq may immediately apply these funds for the credit of Debtor on or before the date that the payment or payments is or are due.

    Debtor may prepay this Note at any time and from time to time, in whole or in part, without premium or penalty.  Prepayments will be applied towards the monthly installment(s) under this Note as they become due.  If a prepayment is insufficient to fully pay a monthly installment, Embarq will advise Debtor and Debtor will pay the difference on or before the monthly installment due date.

    If Debtor defaults on any of its obligations under this Note which is not cured within ten (10) business days (an “Event of Default”), Embarq may, at its option:  (i) have all principal then outstanding or owing bear interest at a rate of 18% per year as long as the Event of Default continues; and/or (ii) declare all sums outstanding or owing, including interest, immediately due and payable without presentment, demand or notice of any kind, all of which, to the extent permitted by applicable law, are expressly waived by Debtor.

    If Embarq engages an attorney because of an Event of Default under this Note, or to enforce or defend any provision of this Note, Debtor will pay upon demand, to the extent permitted or not prohibited by applicable law, all reasonable outside attorneys' fees and costs so incurred by Embarq.

    No waiver of any breach, Event of Default or failure of condition under the terms of this Note will be implied from Embarq’s failure to take, or any delay by Embarq in taking, action with respect to any breach, Event of Default or failure of condition, or from any previous waiver of any similar or unrelated breach, Event of Default or failure of condition.  A waiver of any term of this Note must be made in writing and will be limited to the express written terms of the waiver.

    If any provision of this Note is contrary to, prohibited by or deemed invalid under applicable laws or regulations, the provision will be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of the Note will not be invalidated and will be given effect so far as possible.  If any provision of this Note is contrary to, prohibited by or deemed invalid under the applicable laws or regulations of any jurisdiction, the provision will not be rendered invalid in any other jurisdiction.

    Debtor’s obligations and Embarq’s rights, powers and remedies expressed in this Note are in addition to and not in limitation of those provided by law or in any written agreement or instrument (other than this Note) relating to Debtor’s indebtedness to Embarq or the security for that indebtedness.

Debtor waives presentment; demand; notice of dishonor; notice of protest and nonpayment; notice of default interest and late charges; notice of intent to accelerate; notice of acceleration; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights and interests in and to properties securing payment of this Note.

    Time is of the essence with respect to this Note’s provisions.

    This Note will be construed and enforced in accordance with the laws of the State of Kansas, without regard to its principles of conflicts of law.

    DEBTOR AND EMBARQ AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE, OR ARISING OUT OF, THIS NOTE MAY BE COMMENCED IN ANY STATE COURT LOCATED IN JOHNSON COUNTY, KANSAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS LOCATED IN KANSAS CITY, KANSAS.   TO THE EXTENT PERMITTED BY APPLICABLE LAW, DEBTOR WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT BEGINNING AN ACTION OR PROCEEDING IN ANY SUCH COURT WILL BE PROPERLY SERVED AND CONFER PERSONAL JURISDICTION OVER DEBTOR IF SERVED BY REGISTERED OR CERTIFIED MAIL TO DEBTOR AT THE ADDRESS FOR DEBTOR SPECIFICED IN THE AGREEMENT.

    DEBTOR AND EMBARQ KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY DEBTOR OR EMBARQ MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE, OR THE RELATED TRANSACTIONS.  DEBTOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF EMBARQ HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT EMBARQ WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER.  DEBTOR ACKNOWLEDGES THAT EMBARQ HAS BEEN INDUCED TO ACCEPT THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS PARAGRAPH.

This Note will be binding on Debtor and its successors and assigns, and will inure to the benefit of Embarq and its successors and assigns.

The party executing this Note on Debtor’s behalf represents that he/she is a duly authorized representative of Debtor and has the power and authority to execute this Note on Debtor’s behalf.

[SIGNATURE ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the Debtor has caused this Note to be executed by its duly authorized representative as of the date first set forth above.

Xfone USA, Inc.

By: /S/ Wade Spooner
Name (print):Wade Spooner
Title:President& CEO
Date:      5/31/2007

STATE OF ______________           )
)  ss.
COUNTY OF ____________           )

Before me, a Notary Public in and for said County and State, personally appeared __________________________________, who represented to me that he/she is a duly authorized representative of Xfone USA, Inc. (“Debtor”), and that he/she executed the above Note for and on behalf of Debtor.

(Notary Public)
Print Name:
Commission expiration date: